EXHIBIT 99.1
Yext Announces Third Quarter Fiscal 2026 Results
–Revenue of $112.0 million
–EPS, basic, of $0.05 or non-GAAP EPS of $0.14
–Adjusted EBITDA of $27.2 million, resulting in an Adjusted EBITDA margin of 24%
–ARR of $444.4 million

NEW YORK -- (BUSINESS WIRE) — December 8, 2025 — Yext, Inc. (NYSE: YEXT), the leading brand visibility platform, today announced its results for the three months ended October 31, 2025, or Yext's third quarter of fiscal year 2026.

The Yext Board of Directors and its Special Committee continues to work with its advisors to carefully review and consider Michael Walrath's non-binding proposal to acquire the company, as well as any other strategic alternatives that may be available, consistent with its fiduciary duties to stockholders. In light of the pending proposal, Yext will not hold a corresponding conference call.

Third Quarter Fiscal 2026 Results
Revenue of $112.0 million, compared to $114.0 million reported in the third quarter fiscal 2025, a 2% decrease on an as-reported basis and constant currency basis.
Gross Profit and Non-GAAP Gross Profit:
•Gross profit was $82.8 million, a decrease of 6%, compared to $87.7 million reported in the third quarter fiscal 2025. Gross margin of 73.9%, compared to 77.0% in the third quarter fiscal 2025.
•Non-GAAP Gross profit was $86.9 million, an decrease of 4%, compared to $90.6 million in the third quarter fiscal 2025. Non-GAAP Gross margin of 77.6%, compared to 79.4% in the third quarter fiscal 2025.
Net Income (Loss) and Non-GAAP Net Income:
•Net income of $6.1 million, compared to a net loss of $12.8 million in the third quarter fiscal 2025.
•Non-GAAP net income of $17.5 million, compared to $15.6 million in the third quarter fiscal 2025.
Operating Expenses and Non-GAAP Operating Expenses:
•Operating expenses were $75.0 million, or 67% of revenue, compared to $98.1 million, or 86% of revenue reported in the third quarter fiscal 2025. Sales and marketing costs were 30% of revenue compared to 38% of revenue reported in the third quarter fiscal 2025.
•Non-GAAP Operating expenses were $62.3 million, or 56% of revenue, compared to $70.3 million, or 62% of revenue reported in the third quarter fiscal 2025. Sales and marketing costs were 26% of revenue compared to 31% of revenue reported in the third quarter fiscal 2025.
Net Income (Loss) Per Share and Non-GAAP Net Income Per Share ("Non-GAAP EPS"):
•Net income per share attributable to common stockholders, basic, was $0.05 based on 123.2 million weighted average basic shares outstanding. Net income per share attributable to common stockholders, diluted, was $0.01 based on 128.9 million weighted average diluted shares outstanding. This compares to net loss per share, basic and diluted, of $0.10 in the third quarter fiscal 2025, based on 128.0 million weighted average basic and diluted shares outstanding.
•Non-GAAP EPS attributable to common stockholders, basic and diluted, was $0.14 based on 123.2 million weighted average basic shares outstanding and 128.9 million weighted average diluted shares outstanding. This compares to Non-GAAP EPS, basic and diluted, of $0.12 in the third quarter fiscal 2025, based on 128.0 million weighted average basic shares outstanding and 130.4 million weighted average diluted shares outstanding.

EXHIBIT 99.1
Adjusted EBITDA of $27.2 million, compared to $23.1 million in the third quarter fiscal 2025.
Annual Recurring Revenue ("ARR") was $444.4 million as of October 31, 2025, a decrease of 1%, compared to $448.6 million as of October 31, 2024. As of October 31, 2025, ARR included an approximate $3.0 million positive impact from foreign currency exchange rates, on a constant currency basis.
•Direct customers represented 83% of total ARR, totaling $368.6 million, a 2% year-over-year decrease on an as-reported basis and constant currency basis.
•Third-party Reseller customers, represented 17% of total ARR, totaling $75.8 million, a 2% year-over-year increase on an as-reported basis and a 1% increase on a constant currency basis.
Dollar-Based Net Retention Rate ("NRR") for Total and Direct customers was 96%. NRR for our Third-party Reseller customers was 99%.
Remaining Performance Obligations ("RPO") were $415.6 million as of October 31, 2025, of which $377.1 million is expected to be recognized as revenue over the next twenty-four months, with the remaining balance expected to be recognized thereafter. RPO does not include amounts under contract subject to certain accounting exclusions.
Cash, cash equivalents and restricted cash were $158.9 million as of October 31, 2025, compared to $138.7 million as of January 31, 2025.
Unearned revenue was $154.6 million as of October 31, 2025, compared to $160.9 million as of October 31, 2024.
Share Repurchase Program: Year to date repurchases totaled $59.6 million, and as of October 31, 2025, approximately $22.3 million remained available for future purchases.
Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.
About Yext
Yext (NYSE: YEXT) is the leading brand visibility platform, built for a world where discovery and engagement happen everywhere — across AI search, traditional search, social media, websites, and direct communications. Powered by over 2 billion trusted data points and a suite of integrated products, Yext provides brands the clarity, control, and confidence to perform across digital channels. From real-time insights to AI-driven recommendations and execution at scale, Yext turns a brand's digital presence into a competitive advantage. Thousands of leading brands rely on Yext to stay visible, stay ahead, and grow. To learn more about Yext, visit Yext.com or follow us on LinkedIn and X.

Statement Regarding Forward-Looking Statements
This release includes "forward-looking statements" including, without limitation, statements regarding Yext's expectations, beliefs, intentions, or strategies regarding the future, including the effects, benefits, and challenges of a potential acquisition of Yext and its expected financial performance. You can identify forward-looking statements by the use of terminology such as "believe", "expect", "will", "should," "could", "estimate", "anticipate" or similar forward-looking terms. These statements are based upon current beliefs and are subject to many risks and uncertainties that could cause actual results to differ materially from these statements. The following factors, among others, could cause or contribute to such differences: the possibility that any acquisition transaction occurs, the possibility that the conditions to any transaction are not satisfied, including the risk that required approvals from Yext’s Board of Directors or stockholders for a transaction or required regulatory approvals to consummate a transaction are not obtained; potential litigation relating to a transaction; uncertainties as to the timing of the consummation of a transaction; the ability of any party to consummate a transaction; possible disruption related to a transaction process to Yext’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that Yext files with the SEC, including Yext’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC. All forward-looking statements are based on information available to Yext on the date hereof, and Yext

EXHIBIT 99.1
assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this release and the accompanying tables include non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, and non-GAAP net income (loss) as a percentage of revenue, which are referred to as non-GAAP financial measures.
These non-GAAP financial measures are not calculated in accordance with GAAP as they have been adjusted to exclude the effects of stock-based compensation expense, acquisition-related costs, amortization of acquired intangibles, asset impairments, and strategic transaction costs. Acquisition-related costs include transaction and related costs, subsequent fair value movements in contingent consideration, and compensation arrangements. Strategic transaction costs relate to third-party costs incurred for Michael Walrath’s, Yext’s Chief Executive Officer and Chairman on the Board of Directors, non-binding proposal to acquire all outstanding shares. Non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP operating margin, and non-GAAP net income (loss) as a percentage of revenue are calculated by dividing the applicable non-GAAP financial measure by revenue. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) on a per share basis. We define non-GAAP net income (loss) per share, basic, as non-GAAP net income (loss) divided by weighted average shares outstanding and non-GAAP net income (loss) per share, diluted, as non-GAAP net income (loss) divided by weighted average diluted shares outstanding, which includes the potentially dilutive effect of shares using the treasury stock method or the if-converted method depending on the arrangement.
Beginning in fiscal year 2026, we utilized a projected tax rate of 23.5% in our computation of the non-GAAP income tax provision, which was subsequently updated to 25.5% in the second quarter of fiscal 2026. This compares to a projected tax rate of 25% in fiscal year 2025. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP operating margin and non-GAAP net income (loss) as a percentage of revenue, we believe these non-GAAP financial measures are useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense, acquisition-related costs, amortization of acquired intangibles, asset impairments, and strategic acquisition costs. We also believe non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of the aforementioned items, which may vary for reasons unrelated to overall operating performance.
We also discuss Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP financial measures that we believe offer a useful view of overall operations used to assess the performance of core business operations and for planning purposes. We define Adjusted EBITDA as GAAP net income (loss) before (1) interest income (expense), net, (2) (provision for) benefit from income taxes, (3) depreciation and amortization, (4) other income (expense), net, (5) stock-based compensation expense, (6) acquisition-related costs, (7) asset impairments, and (8) strategic transaction costs. The most directly comparable GAAP financial measure to Adjusted EBITDA is GAAP net income (loss). Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to

EXHIBIT 99.1
purport to be an alternate to GAAP net income (loss) as a measure of operating performance. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue.
In addition, we present non-GAAP constant currency measures of revenue. Constant currency as it relates to revenue provides a framework for assessing Company performance which excludes the effect of foreign currency rate fluctuations. Current period results for entities reporting in currencies other than U.S. Dollars (“USD”) are converted into USD at the average monthly exchange rates in effect during the comparative period, as opposed to the average monthly exchange rates in effect during the current period.
We also present free cash flow, which is a non-GAAP measure defined as net cash provided by (used in) operating activities, less cash used for purchases of capital expenditures, inclusive of capitalized software development costs. Free cash flow margin is calculated as free cash flow divided by total revenue. We believe this is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, and to evaluate the effectiveness of our business strategies. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation, certain acquisition-related costs, asset impairments, and strategic acquisition costs. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of the non-GAAP financial measure to the most closely related GAAP financial measures. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net income (loss) and non-GAAP net income (loss) per share in conjunction with GAAP net income (loss) and net income (loss) per share.
Recent Changes in Non-GAAP Metrics
Beginning with the three months ended October 31, 2025, we revised our definitions of Non-GAAP net income (loss) and Adjusted EBITDA to include adjustments for asset impairment charges associated with subleasing a floor of our corporate offices, as well as strategic transaction costs related to third-party costs incurred for Michael Walrath’s, Yext’s Chief Executive Officer and Chairman on the Board of Directors, non-binding proposal to acquire all outstanding shares. We believe these changes provide investors with a view of continuing core operations without the effects of these items, which may vary for reasons unrelated to overall operating performance.
We have recast our results on the same basis for the prior comparative periods presented, although the effects in those periods remain unchanged as no strategic transaction costs or asset impairments occurred.
Operating Metrics
This release also includes certain operating metrics that we believe are useful in providing additional information in assessing the overall performance of our business.
Annual recurring revenue, or ARR, for Direct customers is defined as the annualized recurring amount of all contracts in our enterprise, mid-size and small business customer base as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription. Contracts include portions of professional services contracts that are recurring in nature.
ARR for Third-party Reseller customers is defined as the annualized recurring amount of all contracts with Third-party Reseller customers as of the last day of the reporting period. The recurring amount of a contract is

EXHIBIT 99.1
determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription. The calculation includes the annualized contractual minimum commitment and amounts related to usage above the contractual minimum commitment. Contracts include portions of professional services contracts that are recurring in nature.
Total ARR is defined as the annualized recurring amount of all contracts executed as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription, and where relevant, includes the annualized contractual minimum commitment and amounts related to usage above the contractual minimum commitment. Contracts include portions of professional services contracts that are recurring in nature.
We calculate usage by annualizing monthly amounts in excess of contractual minimum commitments in the current month.
ARR is independent of historical revenue, unearned revenue, remaining performance obligations or any other GAAP financial measure over any period. It should be considered in addition to, not as a substitute for, nor superior to or in isolation from, these measures and other measures prepared in accordance with GAAP. We believe ARR-based metrics provides insight into the performance of our recurring revenue business model while mitigating fluctuations in billing and contract terms.
In addition, we present ARR on a constant currency basis. Constant currency as it relates to ARR provides a framework for assessing Company performance which excludes the effect of foreign currency rate fluctuations. Contracts included in the determination of ARR in the current period are converted into USD at the exchange rates in effect at the end of the comparative period, as opposed to the exchange rates in effect at the end of the current period.
Dollar-based net retention rate is a metric we use to assess our ability to retain our customers and expand the ARR they generate for us. We calculate dollar-based net retention rate by first determining the ARR generated 12 months prior to the end of the current period for a cohort of customers who had active contracts at that time. We then calculate ARR from the same cohort of customers at the end of the current period, which includes customer expansion, contraction and churn. The current period ARR is then divided by the prior period ARR to arrive at our dollar-based net retention rate. Any ARR obtained through merger and acquisition transactions does not affect the dollar-based net retention rate until one year from the date on which the transaction closed. The cohorts of customers that we present dollar-based net retention rate for include direct, third-party reseller, and total customers. Direct customers include enterprise, mid-size and small business customers.
We also present dollar-based gross retention rate, which is a metric we use to assess our ability to retain our customers. We calculate dollar-based gross retention rate by first determining the ARR generated 12 months prior to the end of the current period for a cohort of customers who had active contracts at that time. We then calculate ARR from the same cohort of customers at the end of the current period, which includes customer contraction and churn, and excludes customer expansion. The current period ARR is then divided by the prior period ARR to arrive at our dollar-based gross retention rate. Any ARR obtained through merger and acquisition transactions does not affect the dollar-based gross retention rate until one year from the date on which the transaction closed.

For Further Information Contact:
Investor Relations:
IR@yext.com

Public Relations:
PR@yext.com

EXHIBIT 99.1
YEXT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	October 31, 2025	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$139,916	$123,133
Restricted cash, current	5,259	9,671
Accounts receivable, net of allowances of $1,730 and $2,014, respectively	62,857	112,942
Prepaid expenses and other current assets	17,788	18,094
Costs to obtain revenue contracts, current	17,025	21,961
Total current assets	242,845	285,801
Property and equipment, net	32,937	39,689
Operating lease right-of-use assets	55,963	67,452
Restricted cash, non-current	13,756	5,850
Costs to obtain revenue contracts, non-current	7,531	11,145
Goodwill	110,726	96,782
Intangible assets, net	89,172	94,247
Other long term assets	2,843	9,112
Total assets	$555,773	$610,078
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$39,030	$70,022
Unearned revenue, current	154,631	229,144
Operating lease liabilities, current	18,147	18,604
Contingent consideration, current	10,155	26,944
Total current liabilities	221,963	344,714
Operating lease liabilities, non-current	65,140	76,809
Contingent consideration, non-current	9,245	18,056
Long term debt, net	98,167	—
Other long term liabilities	6,086	17,306
Total liabilities	400,601	456,885
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at October 31, 2025 and January 31, 2025; zero shares issued and outstanding at October 31, 2025 and January 31, 2025	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at October 31, 2025 and January 31, 2025; 157,562,349 and 153,017,243 shares issued at October 31, 2025 and January 31, 2025, respectively; 123,005,705 and 126,999,461 shares outstanding at October 31, 2025 and January 31, 2025, respectively	158	153
Additional paid-in capital	1,021,190	996,477
Accumulated other comprehensive loss	(2,356)	(5,969)
Accumulated deficit	(673,463)	(707,120)
Treasury stock, at cost	(190,357)	(130,348)
Total stockholders’ equity	155,172	153,193
Total liabilities and stockholders’ equity	$555,773	$610,078

EXHIBIT 99.1
YEXT, INC.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except share and per share data)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2025	2024	2025	2024
Revenue	$111,998	$113,989	$334,575	$307,866
Cost of revenue	29,203	26,247	84,368	70,086
Gross profit	82,795	87,742	250,207	237,780
Operating expenses:
Sales and marketing	34,037	43,667	102,314	128,878
Research and development	22,614	21,070	67,863	56,709
General and administrative	18,364	33,373	41,457	75,553
Total operating expenses	75,015	98,110	211,634	261,140
Income (loss) from operations	7,780	(10,368)	38,573	(23,360)
Interest income	1,156	823	2,967	5,578
Interest expense	(2,358)	(222)	(5,278)	(738)
Other income (expense), net	94	(55)	(306)	(397)
Income (loss) from operations before income taxes	6,672	(9,822)	35,956	(18,917)
Provision for income taxes	(536)	(2,977)	(2,299)	(1,756)
Net income (loss)	$6,136	$(12,799)	$33,657	$(20,673)

Net income (loss) per share attributable to common stockholders, basic	$0.05	$(0.10)	$0.27	$(0.16)
Net income (loss) per share attributable to common stockholders, diluted	$0.01	$(0.10)	$0.06	$(0.16)
Weighted-average number of shares used in computing net income (loss) per share attributable to common stockholders, basic	123,151,525	128,036,993	123,866,513	126,668,394
Weighted-average number of shares used in computing net income (loss) per share attributable to common stockholders, diluted	128,888,811	128,036,993	130,301,177	126,668,394

Other comprehensive income (loss):
Foreign currency translation adjustment	$308	$(144)	$3,612	$(324)
Unrealized gain on marketable securities, net	10	2	1	6
Total comprehensive income (loss)	$6,454	$(12,941)	$37,270	$(20,991)

EXHIBIT 99.1
YEXT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended October 31,
	2025	2024
Operating activities:
Net income (loss)	$33,657	$(20,673)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	20,304	12,101
Impairment of long-lived assets	3,807	—
Bad debt expense	2,033	1,017
Stock-based compensation expense	37,959	37,091
Amortization of operating lease right-of-use assets	7,063	6,471
Adjustments to contingent consideration	(25,900)	607
Other, net	663	(751)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	49,817	55,285
Prepaid expenses and other current assets	(1,822)	(74)
Costs to obtain revenue contracts	9,249	10,476
Other long term assets	6,502	256
Accounts payable, accrued expenses and other current liabilities	(17,480)	7,181
Unearned revenue	(77,384)	(89,117)
Operating lease liabilities	(10,604)	(8,312)
Other long term liabilities	(11,552)	307
Net cash provided by operating activities	26,312	11,865
Investing activities:
Capital expenditures	(1,650)	(1,769)
Cash paid in acquisitions, net of cash acquired	(18,801)	(89,407)
Net cash used in investing activities	(20,451)	(91,176)
Financing activities:
Proceeds from exercise of stock options	1,773	1,137
Proceeds from debt issuance	99,000	—
Repurchase of common stock	(59,776)	(6,760)
Payments for taxes related to net share settlement of stock-based compensation awards	(18,473)	(9,031)
Payments of deferred financing costs	(1,045)	(777)
Deferred acquisition payments	(13,509)	—
Proceeds, net from employee stock purchase plan withholdings	2,099	2,218
Net cash provided by (used in) financing activities	10,069	(13,213)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4,347	345
Net increase (decrease) in cash, cash equivalents and restricted cash	20,277	(92,179)
Cash, cash equivalents and restricted cash at beginning of period	138,654	210,184
Cash, cash equivalents and restricted cash at end of period	$158,931	$118,005
Supplemental reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets:

	Nine months ended October 31,
(in thousands)	2025	2024
Cash and cash equivalents	$139,916	$100,484
Restricted cash, current and non-current	19,015	17,521
Total cash, cash equivalents and restricted cash	$158,931	$118,005

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2025	2024	2025	2024
GAAP net income (loss) to Adjusted EBITDA:
GAAP net income (loss)	$6,136	$(12,799)	$33,657	$(20,673)
Interest expense (income), net	1,202	(601)	2,311	(4,840)
Provision for income taxes	536	2,977	2,299	1,756
Depreciation and amortization	6,661	6,287	20,304	12,101
Other (income) expense, net	(94)	55	306	397
Stock-based compensation expense	12,338	12,693	37,959	37,091
Acquisition-related costs	(4,364)	14,482	(23,371)	16,650
Asset impairments	3,807	—	3,807	—
Strategic transaction costs	998	—	998	—
Adjusted EBITDA	$27,220	$23,094	$78,270	$42,482

GAAP net income (loss) as a percentage of revenue	5.5%	(11.2)%	10.1%	(6.7)%
Adjusted EBITDA margin	24.3%	20.3%	23.4%	13.8%

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2025	2024	2025	2024
Cost of revenue
GAAP cost of revenue	$29,203	$26,247	$84,368	$70,086
Less: Stock-based compensation expense	(648)	(701)	(2,048)	(2,087)
Plus (Less): Acquisition-related costs	10	(100)	(711)	(100)
Less: Amortization of acquired intangibles	(2,347)	(2,017)	(7,140)	(2,017)
Less: Asset impairments	(1,097)	—	(1,097)	—
Non-GAAP cost of revenue	$25,121	$23,429	$73,372	$65,882
GAAP cost of revenue as a % of revenue	26%	23%	25%	23%
Non-GAAP cost of revenue as a % of revenue	22%	21%	22%	21%

Sales and marketing
GAAP sales and marketing	$34,037	$43,667	$102,314	$128,878
Less: Stock-based compensation expense	(2,403)	(4,104)	(5,518)	(10,010)
Plus (Less): Acquisition-related costs	99	(2,431)	(116)	(2,431)
Less: Amortization of acquired intangibles	(1,686)	(1,448)	(5,067)	(1,448)
Less: Asset impairments	(1,035)	—	(1,035)	—
Non-GAAP sales and marketing	$29,012	$35,684	$90,578	$114,989
GAAP sales and marketing as a % of revenue	30%	38%	31%	42%
Non-GAAP sales and marketing as a % of revenue	26%	31%	27%	37%

Research and development
GAAP research and development	$22,614	$21,070	$67,863	$56,709
Less: Stock-based compensation expense	(3,621)	(2,533)	(10,573)	(7,923)
Plus (Less): Acquisition-related costs	70	(1,105)	(1,005)	(1,105)
Less: Asset impairments	(921)	—	(921)	—
Non-GAAP research and development	$18,142	$17,432	$55,364	$47,681
GAAP research and development as a % of revenue	20%	18%	20%	18%
Non-GAAP research and development as a % of revenue	16%	15%	17%	15%

General and administrative
GAAP general and administrative	$18,364	$33,373	$41,457	$75,553
Less: Stock-based compensation expense	(5,666)	(5,355)	(19,820)	(17,071)
Plus (Less): Acquisition-related costs	4,185	(10,846)	25,203	(13,015)
Less: Asset impairments	(754)	—	(754)	—
Less: Strategic transaction costs	(998)	—	(998)	—
Non-GAAP general and administrative	$15,131	$17,172	$45,088	$45,467
GAAP general and administrative as a % of revenue	16%	29%	12%	25%
Non-GAAP general and administrative as a % of revenue	14%	15%	13%	15%

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Gross profit
GAAP gross profit	$82,795	$87,742	$250,207	$237,780
Plus: Stock-based compensation expense	648	701	2,048	2,087
(Less) Plus: Acquisition-related costs	(10)	100	711	100
Plus: Amortization of acquired intangibles	2,347	2,017	7,140	2,017
Plus: Asset impairments	1,097	—	1,097	—
Non-GAAP gross profit	$86,877	$90,560	$261,203	$241,984
GAAP gross margin	73.9%	77.0%	74.8%	77.2%
Non-GAAP gross margin	77.6%	79.4%	78.1%	78.6%

Operating expenses
GAAP operating expenses	$75,015	$98,110	$211,634	$261,140
Less: Stock-based compensation expense	(11,690)	(11,992)	(35,911)	(35,004)
Plus (Less): Acquisition-related costs	4,354	(14,382)	24,082	(16,551)
Less: Amortization of acquired intangibles	(1,686)	(1,448)	(5,067)	(1,448)
Less: Asset impairments	(2,710)	—	(2,710)	—
Less: Strategic transaction costs	(998)	—	(998)	—
Non-GAAP operating expenses	$62,285	$70,288	$191,030	$208,137
GAAP operating expenses as a percentage of revenue	67%	86%	63%	85%
Non-GAAP operating expenses as a percentage of revenue	56%	62%	57%	68%

Income/Loss from operations
GAAP income (loss) from operations	$7,780	$(10,368)	$38,573	$(23,360)
Plus: Stock-based compensation expense	12,338	12,693	37,959	37,091
(Less) Plus: Acquisition-related costs	(4,364)	14,482	(23,371)	16,650
Plus: Amortization of acquired intangibles	4,033	3,465	12,207	3,465
Plus: Asset impairments	3,807	—	3,807	—
Plus: Strategic transaction costs	998	—	998	—
Non-GAAP income from operations	$24,592	$20,272	$70,173	$33,846
GAAP operating margin	7%	(9)%	12%	(8)%
Non-GAAP operating margin	22%	18%	21%	11%

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Three months ended October 31,
	2025	2024
GAAP net income (loss)	$6,136	$(12,799)
Plus: Stock-based compensation expense	12,338	12,693
(Less) Plus: Acquisition-related costs	(4,364)	14,482
Plus: Amortization of acquired intangibles	4,033	3,465
Less: Tax adjustment (1)	(5,453)	(2,226)
Plus: Asset impairments	3,807	—
Plus: Strategic transaction costs	998	—
Non-GAAP net income	$17,495	$15,615
GAAP net income (loss) as a percentage of revenue	5.5%	(11.2)%
Non-GAAP net income as a percentage of revenue	15.6%	13.7%

GAAP net income (loss) per share attributable to common stockholders, basic	$0.05	$(0.10)
Non-GAAP net income per share attributable to common stockholders, basic	$0.14	$0.12

GAAP net income (loss) per share attributable to common stockholders, diluted	$0.01	$(0.10)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.14	$0.12

Weighted-average number of shares used in computing GAAP net income (loss) per share attributable to common stockholders
Basic	123,151,525	128,036,993
Diluted	128,888,811	128,036,993
Weighted-average number of shares used in computing non-GAAP net income per share attributable to common stockholders
Basic	123,151,525	128,036,993
Diluted	128,888,811	130,351,066

(1) For the third quarter of fiscal 2026 we utilized projected tax rate of 25.5% in our computation of the non-GAAP income tax provision.

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Nine months ended October 31,
	2025	2024
GAAP net income (loss)	$33,657	$(20,673)
Plus: Stock-based compensation expense	37,959	37,091
(Less) Plus: Acquisition-related costs	(23,371)	16,650
Plus: Amortization of acquired intangibles	12,207	3,465
Less: Tax adjustment (1)	(14,928)	(7,816)
Plus: Asset impairments	3,807	—
Plus: Strategic transaction costs	998	—
Non-GAAP net income	$50,329	$28,717
GAAP net income (loss) as a percentage of revenue	10.1%	(6.7)%
Non-GAAP net income as a percentage of revenue	15.0%	9.3%

GAAP net income (loss) per share attributable to common stockholders, basic	$0.27	$(0.16)
Non-GAAP net income per share attributable to common stockholders, basic	$0.41	$0.23

GAAP net income (loss) per share attributable to common stockholders, diluted	$0.06	$(0.16)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.38	$0.22

Weighted-average number of shares used in computing GAAP net income (loss) per share attributable to common stockholders
Basic	123,866,513	126,668,394
Diluted	130,301,177	126,668,394
Weighted-average number of shares used in computing non-GAAP net income per share attributable to common stockholders
Basic	123,866,513	126,668,394
Diluted	131,032,457	127,976,060

(1)    For fiscal 2026 we utilized a projected tax rate of 25.5% in our computation of the non-GAAP income tax provision.

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended October 31,
Constant Currency Revenue	2025	2024	Growth Rates
Revenue (GAAP)	$111,998	$113,989	(2)%
Effects of foreign currency rate fluctuations	(312)
Revenue on a constant currency basis (Non-GAAP)	$111,686		(2)%

	Nine months ended October 31,
	2025	2024	Growth Rates
Revenue (GAAP)	$334,575	$307,866	9%
Effects of foreign currency rate fluctuations	(2,064)
Revenue on a constant currency basis (Non-GAAP)	$332,511		8%

	Three months ended October 31,		Nine months ended October 31,
Free Cash Flow	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$(19,820)	$(15,795)	$26,312	$11,865
Less: Capital expenditures inclusive of capitalized software development costs	(515)	(577)	(1,650)	(1,769)
Free cash flow	$(20,335)	$(16,372)	$24,662	$10,096
Operating cash flow margin	(18)%	(14)%	8%	4%
Free cash flow margin	(18)%	(14)%	7%	3%

Note: Numbers rounded for presentation purposes and may not sum.

EXHIBIT 99.1
YEXT, INC.
Supplemental Information
(In thousands)
(Unaudited)
The following tables provides our ARR for the periods presented:

	October 31,		Variance
	2025	2024	Dollars	Percent
Annual Recurring Revenue
Direct Customers	$368,573	$374,502	$(5,929)	(2)%
Third-Party Reseller Customers	75,787	74,147	1,640	2%
Total Annual Recurring Revenue	$444,360	$448,649	$(4,289)	(1)%

	Oct. 31, 2025	Jul. 31, 2025	Apr. 30, 2025	Jan. 31, 2025	Oct. 31, 2024
Annual Recurring Revenue Trend
Direct Customers	$368,573	$369,541	$371,851	$368,201	$374,502
Third-Party Reseller Customers	75,787	74,821	74,618	74,461	74,147
Total Annual Recurring Revenue	$444,360	$444,362	$446,469	$442,662	$448,649

The following table provides our dollar-based net retention rate for the periods presented:

	Oct. 31, 2025	Jul. 31, 2025	Apr. 30, 2025	Jan. 31, 2025	Oct. 31, 2024
Dollar-Based Net Retention Rate
Direct Customers	96%	95%	95%	92%	91%
Third-Party Reseller Customers	99%	98%	96%	95%	94%
Total Customers	96%	95%	95%	93%	92%

The following table provides our dollar-based gross retention rate for the periods presented:

	Oct. 31, 2025	Jul. 31, 2025	Apr. 30, 2025	Jan. 31, 2025	Oct. 31, 2024
Dollar-Based Gross Retention Rate
Direct Customers	88%	87%	87%	86%	83%
Third-Party Reseller Customers	88%	88%	88%	87%	87%
Total Customers	88%	88%	87%	86%	84%

Note: Numbers rounded for presentation purposes and may not sum.